EXHIBIT 10.1

PROMISSORY NOTE

Principal Amount: US$6,000,000.00

Date: April 10, 2026

FOR VALUE RECEIVED, including as partial consideration for the purchase of certain assets pursuant to that certain Asset Purchase Agreement dated as of even date herewith (the “Asset Purchase Agreement”), the undersigned, VisionWave Holdings, Inc. (the “Maker” or “Payor”), hereby unconditionally promises to pay to the order of DREAM AMERICA MARKETING SERVICES, LTDA. (the “Holder” or “Payee”), or its assigns, the principal sum of Six Million United States Dollars (US$6,000,000), together with interest thereon as provided herein.

1.	Interest. Interest shall accrue on the outstanding principal balance from the date hereof at the rate of twelve percent (12%) per annum, calculated on the basis of a 365-day year and the actual number of days elapsed (simple interest); provided, however, upon the payment of every $1,000,000 in principal the interest rate shall be decreased by 1%.

2.	Payment. The entire outstanding principal amount, together with all accrued and unpaid interest thereon, shall be due and payable in full on April 10, 2027 (the “Maturity Date”). Payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds to an account designated in writing by the Holder.

3.	Prepayment. The Maker may prepay this Note in whole or in part at any time without premium or penalty. Any partial prepayment shall be applied first to accrued and unpaid interest and then to principal.

4.	Place of Payment. All payments hereunder shall be made to the Holder at such address as the Holder may designate in writing from time to time.

5.	Default. If the Maker fails to pay any amount due hereunder when due, or if any material event of default occurs under this Note or the Asset Purchase Agreement, the entire unpaid principal balance and all accrued interest shall, at the option of the Holder, become immediately due and payable without further notice or demand.

6.	Costs of Collection. The Maker agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees, incurred by the Holder in enforcing this Note.

7.	Waivers. The Maker waives presentment, demand, protest, notice of dishonor, and all other notices or demands in connection with this Note (except as expressly required under the Asset Purchase Agreement).

8.	Governing Law. This Note shall be governed by and construed in accordance with the laws of the California, United States of America, without regard to conflict of laws principles.

9.	Severability. If any provision of this Note is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

10.	Maximum Lawful Rate. Notwithstanding any provision to the contrary, in no event shall the interest or any other amount payable hereunder exceed the maximum rate of interest permitted by applicable law (the “Maximum Lawful Rate”). Any interest paid in excess of the Maximum Lawful Rate shall be applied to the reduction of principal or, if no principal remains outstanding, refunded to the Maker.

11.	Conflict with Asset Purchase Agreement. In the event of any conflict or inconsistency between the terms of this Note and the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall control.

12.	Securities Law Matters. Any transfer or assignment of this Note by the Holder shall be made in compliance with all applicable federal and state securities laws. The Maker shall have no obligation to issue replacement Notes or register any transfer unless the Holder delivers an opinion of counsel reasonably satisfactory to the Maker that such transfer is exempt from registration under the Securities Act of 1933, as amended.

13.	Electronic Execution. This Note and any amendments may be executed by electronic signature (including DocuSign or .pdf) and shall have the same legal effect as original wet-ink signatures.

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed by its duly authorized representative as of the date first above written.

VISIONWAVE HOLDINGS, INC.

By:
Name:	Douglas Davis
Title:	CEO & Executive Chairman

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